Exhibit 2.1

AMENDED CERTIFICATE OF INCORPORATION

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AMENDED CERTIFICATE OF INCORPORATION

The undersigned Oklahoma Corporation, for the purpose of Amending its Certificate of Incorporation as provided by §18-1077 of the Oklahoma General Corporation Act, hereby Certifies:

The Corporation, per its Articles of Incorporation, has one class of common stock with 3 Billion Authorized shares.

AS AMENDED:

1)	The Company Authorizes the Reduction of our Class A common shares from 3 Billion to Five Hundred Million (500,000,000).

2)	Additionally, The Company Authorizes and hereby creates 5,000,000 (Five Million) shares of Preferred Stock, with conversion rights of 1:1 (one to one), but with 30:1 voting rights.

The name of the registered agent and the street address of the registered office in the state of Oklahoma is:

Community Redevelopment Inc.

414 SE Washington Blvd #366

Bartlesville, OK 74006

The duration of the domestic for-profit business corporation is: Perpetual

As of this date the aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series are:

COMMON STOCK –

Class A 500,000,000 Shares, Par Value 0.0010

Preferred 5,000,000 Shares, Par Value 0.001

Preferred 1:1 Conversion rights to Common, and 30:1 Voting Rights.

At a Meeting of the full Board of Directors, a Resolution was duly adopted & passed setting forth the foregoing Amendment to the Certificate of Incorporation, declaring said Amendment to be advisable and calling a meeting of the Shareholders of the Company for consideration thereof.

Thereafter and pursuant to said Resolution of the Board of Directors, the Shareholders of the Corporation did vote overwhelmingly in favor of this Amendment.

IN WITNESS WHEREOF, said Corporation ha caused this Certificate to be executed this 15th day of September, 2021, by its duly elected officers.

I hereby certify that the information provided on this form to be a true and correct act of the Corporation and aver and understand that the typed electronic signature adhered hereto has the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A of the Oklahoma Statutes §15- 101 et seq.

_______________________________

David E. Price, Esq.

Secretary, Corp. Counsel.

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